February 24, 2003



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential Series Fund, Inc.
		(File No. 811-03623)




Ladies and Gentlemen:


Enclosed please find the Annual Report on Form
N-SAR for the above referenced Fund, for the six-month period ended December 31, 2002. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

Enclosure















This report is signed on behalf of the
Registrant in the City of Newark and State of New Jersey on the 24th day of February, 2003.


The Prudential Series Fund, Inc.
File No. 811-03623


By:/s/ Carlos A. Santiago______  	By:/s/ Jonathan D.
Shain
Carlos A. Santiago			Jonathan D. Shain
Paralegal				Secretary